                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    As independent certified public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                        /s/ Arthur Andersen LLP

    Jacksonville, Florida
    August 12, 1997